EXHIBIT  23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


          We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Saatchi & Saatchi plc dated September 28, 1998, relating to the Saatchi & Saatchi International Sharesave Scheme 1998 of our report dated April 24, 1998 on the consolidated financial statements of Saatchi & Saatchi plc included in their Annual Report on Form 20-F for the year ended December 31, 1997.



/s/  KPMG AUDIT PLC

London, England
September 25, 1998